UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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FS KKR CAPITAL CORP. II
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FOR IMMEDIATE RELEASE

FSK II Announces Postponement of 2020 Annual Meeting of Stockholders

PHILADELPHIA AND NEW YORK – April 20, 2020 – FS KKR Capital Corp. II (FSK II) announced today that the 2020 Annual Meeting of Stockholders has been postponed from April 23, 2020 to May 15, 2020 due to COVID-19 (more commonly known as the Coronavirus). FSK II’s first priority is to protect the health and safety of its stakeholders. Further details about the 2020 Annual Meeting of Stockholders will be announced at a later date.

About FS KKR Capital Corp. II

FSK II is a non-traded business development company (BDC) focused on providing customized credit solutions to private middle market U.S. companies. FSK II seeks to invest primarily in the senior secured debt and, to a lesser extent, the subordinated debt of private middle market companies. FSK II is advised by FS/KKR Advisor, LLC.

About FS/KKR Advisor, LLC

FS/KKR Advisor, LLC (FS/KKR) is a partnership between FS Investments and KKR Credit that serves as the investment adviser to BDCs with approximately $17 billion in assets under management as of December 31, 2019. The BDCs managed by FS/KKR are FS KKR Capital Corp. and FSK II.

FS Investments is a leading asset manager dedicated to helping individuals, financial professionals and institutions design better portfolios. The firm provides access to alternative sources of income and growth, and focuses on setting industry standards for investor protection, education and transparency. FS Investments is headquartered in Philadelphia, PA with offices in New York, NY, Orlando, FL and Washington, DC.

KKR Credit is a subsidiary of KKR & Co. Inc., a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds.

Forward-Looking Statements and Important Disclosure Notice

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSK II. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSK II’s operations or the economy generally due to terrorism, natural disasters or pandemics, and future changes in laws or regulations and conditions in FSK II’s operating area. Some of these factors are enumerated in the filings FSK II makes with the SEC. FSK II undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Advisors and Retail Investors

877-628-8575

Service@fsinvestments.com

Media Contact

Media@fsinvestments.com